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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. C20549

                                   FORM 8-K


                                CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): January 5, 2001


                     CALLMATE TELECOM INTERNATIONAL, INC.
                     ------------------------------------
            (Exact name of registrant as specified in its charter)



FLORIDA                              000 27773                       59-313-4518
-------                              ---------                       -----------
(State or other jurisdiction  (Commission File Number)          (I.R.S. Employer
of organization)                                             Identification No.)


               1 Wilton Street, Bradford, BD5 OAX Great Britain
               ------------------------------------------------
                    (Address of Principal Executive Office)

Registrant's telephone number, including area code: 011 44 1274 301 500



                                Not Applicable
     ---------------------------------------------------------------------
         (Former name or former address; if changed since last report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          (a) On January 5, 2001, Callmate Telecom International, Inc. ("Callmate") acquired all of the 12,000,000 issued and outstanding shares of common stock of Webengine Technologies International, Inc. ("Webengine"), par value $0.001 per share, in a one-for-one exchange with 12,000,000 common shares par value $0.001 per share, of Callmate pursuant to a Share Purchase Agreement effective as of January 5, 2001 (the "Agreement"). The transaction was negotiated on an arms-length basis. Callmate had no affiliation with WebEngine or any of its officers or directors.

          (b) The Agreement specifies that Callmate will endeavor to amend its name to Webengine Technologies International, Inc. The Agreement further specifies that Webengine's Directors shall resign and that Callmate's Board of Directors be reconstituted, consisting of five members, two of which shall be appointed by Webengine.


ITEM 7.   EXHIBITS


99.1 Share Purchase Agreement effective as of January 5, 2001, by and between WebEngine Technologies International, Inc. and Callmate Telecom International, Inc.



99.2 All financial information required by Article 11 of Regulation S-X will be filed within 60 days of the date of this 8-K.

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                            CALLMATE TELECOM INTERNATIONAL, INC.



                                             By:  /s/ Mahmoud Hashmi
                                                --------------------
                                                      Mahmoud Hashmi
                                                      CEO
January 12, 2001

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